                                                                    Exhibit 23




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Michaels Stores, Inc. of our report dated March 6, 1996, included in the 1995 Annual Report to Shareholders of Michaels Stores, Inc.

We also consent to the incorporation by reference in the Registration Statements listed below and in the related Prospectuses of our report dated March 6, 1996, with respect to the consolidated financial statements of Michaels Stores, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended January 28, 1996.


 FORM    REGISTRATION NO.         PERTAINING TO MICHAELS STORES, INC.
 ----    ----------------         -----------------------------------

 S-8         2-92413         Stock Investment Plan
 S-8         2-97848         Key Employee Stock Compensation Program
 S-8        33-18476         Key Employee Stock Compensation Program
 S-8        33-11985         Employees 401(K) Plan
 S-3        33-21299         Registration of 802,000 shares of Common Stock
 S-3        33-9456          Post Effective Amendment No. 1 to the Registration
                             Statement on Form S-1 for the registration of
                             1,000,000 shares of Common Stock
 S-8        33-26338         Key Employee Stock Compensation Program
 S-8        33-21573         Moskatel's Inc. 401(K) Plan
 S-3        33-22532         Registration of 30,000 shares of Common Stock
 S-3        33-40673         Registration of 1,240,000 shares of Common Stock
 S-8        33-43039         Employee Stock Purchase Plan
 S-8        33-54726         Key Employee Stock Compensation Program
 S-3        33-52311         Registration of 280,000 shares of Common Stock
 S-3        33-67804         1992 Non-Statutory Stock Option Plan
 S-3        33-53883         Registration of 455,000 shares of Common Stock
 S-3        33-55537         Registration of 901,066 shares of Common Stock
 S-3        33-61769         1994 Non-Statutory Stock Option Plan
 S-3        33-64379         1994 Non-Statutory Stock Option Plan
 S-8        33-61055         Employees 401(K) Plan



                                       /s/ ERNST & YOUNG LLP


Dallas, Texas
April 24, 1996